Exhibit 99.1

North Bay Resources Inc. (NBRI) Provides Update On Ruby Gold Project Funding

SKIPPACK, PA., November 2, 2010 – North Bay Resources Inc. (OTC: NBRI) (“North Bay” or the “Company”) is pleased to announce that Northern California Regional Center, LLC ("NCRC"),  a USCIS-designated Regional Center under the federal EB-5 Program, has agreed to expand its scope to include mining projects in the counties of Sierra and Nevada in Northern California, and together with ACG Consulting, LLC ("ACG"), has agreed to sponsor North Bay's application to obtain $7.5 million for North Bay’s Ruby Gold Project in Sierra County, California, through the EB-5 Program.

The EB-5 Program (the “EB-5 Program”) was authorized by the US Congress under the Immigration and Nationality Act of 1990, with the intent to help stimulate the US economy by creating new jobs in rural areas and areas of high unemployment.  The term “EB-5” is an acronym for “the fifth employment based visa preference category”.  As it implies, the source of the investment capital comes from foreign investors who wish to legally immigrate to the US by investing a minimum of $500,000 in a commercial enterprise that will benefit the US economy and create at least 10 full-time jobs.   The program is administered by the United States Citizenship and Immigration Services (“USCIS”), as provided under Section 610 of Public Law 102-395.  Since its inception in 1990, the EB-5 Program has been the conduit through which over $1 billion has been invested by foreign nationals in US enterprises to create jobs throughout the US economy.

As previously announced on August 16, 2010, the Company executed an agreement with ACG intended to establish a new USCIS-designated Regional Center under the EB-5 Program that was expected to encompass all of Northern California’s Gold Country.  The new agreement with NCRC and ACG allows North Bay to streamline the process by joining forces with an existing Regional Center, and thereby shorten the time period required to gain USCIS approval for the Ruby Gold Project funding.  While the establishment of a new Regional Center remains a long-term goal of North Bay and ACG, the agreement to bring the Ruby Gold Project within the scope of a pre-existing Regional Center is seen by the Company as the most efficient and expeditious way to complete funding for the Ruby Gold Project through the EB-5 Program in the near-term.

NCRC was approved on April 22, 2010 by the USCIS as a designated EB-5 Regional Center, and is currently approved to sponsor qualifying investments in such capacity within the counties of Colusa; Butte; Glenn; Sacramento; San Joaquin; Shasta; Sutter; Tehama; Yuba; and Yolo in the State of California (the “Regional Center’s Geographic Area”).  Pursuant to its regional center designation, NCRC may sponsor qualifying investments in certain industry economic sectors that do not currently include mining. As a result of the agreement with North Bay and ACG, NCRC will now seek USCIS approval for an expansion of NCRC’s Regional Center Geographic Area (the “Expansion”) to include Sierra County, where the Ruby Mine is located, and for approval to include mining within its designated industry sectors (the “Mining Designation”). Upon approval of the Expansion and Mining Designation by USCIS, NCRC will then be permitted to sponsor qualified investments in North Bay’s Ruby Gold Project under the EB-5 Program.

Under the terms of the agreement, NCRC will receive a $5,000 administrative fee from each investor whose minimum $500,000 investment is approved by USCIS.  In addition, upon the Ruby Gold Project receiving the aggregate sum of $7,500,000 through the EB-5 Program, NCRC shall then be entitled to an undivided one and one half percent (1.5%) net profit sharing interest in the Ruby Gold Project.  No shares of Company stock have been or will be issued in connection with this agreement, and the entire EB-5 funding is expected to be non-dilutive to shareholders.

About The Ruby Gold Project

The Ruby Mine, a/k/a the Ruby Gold Project, is an underground placer and lode mine located near Downieville in Sierra County, California that is known to have produced over 250,000 ounces of gold since the 1850’s, and which is considered to be part of the northern extension of the historic Mother Lode system. The Ruby Property covers approximately 1,755 acres, consisting of the subsurface mineral rights of two patented claims totaling approximately 435 acres and 30 unpatented claims containing approximately 1,320 acres.  The equipment, fixed assets, and infrastructure in place have been valued at an estimated $3.5 million, and include a 1,000 yard per day placer wash plant, 50-ton per day quartz mill, 6,000 feet of tracked haulage, and related support equipment needed for underground mining operations.   The property also features an excellent system of roads, is accessible via paved highway from Reno or Sacramento, has abundant water and timber available for mining purposes, and has PG&E power available on-site.  For further information about the Ruby Mine, please visit the Ruby page on the North Bay website at http://www.northbayresources.com/ruby/.

About Northern California Regional Center, LLC

Northern California Regional Center, LLC is a USCIS-designated regional center under the EB-5 Immigrant Investor Pilot Program.  The EB-5 Program was created by the United States Congress in 1990 through passage of the Immigration and Nationality Act.  In 1993, Congress created the Pilot Program to stimulate immigration under the EB-5 category.  The Pilot Program allows individuals from around the world to attain United States citizenship through investment in U.S. businesses and creation of U.S. jobs.  Both programs are currently being administered by the United States Citizenship and Immigration Services (“USCIS”), an agency of the Department of Homeland Security. Northern California Regional Center was designated as an approved regional center by the USCIS on April 22, 2010.

About ACG Consulting, LLC

ACG Consulting, LLC is an affiliate of Acer Capital Group, a global holding company of Private Equity foreign and domestic funds in the business of deploying capital. ACG specializes in facilitating employment-based funding through the EB-5 Program, and has successfully established EB-5 Regional Centers throughout the US, and across a diverse range of industry sectors. For further information, please visit the ACG website at http://www.acgcompanies.com

About North Bay Resources Inc.

North Bay Resources Inc. (OTC: NBRI) is a junior mining company with over 150 mineral and placer claims encompassing approximately 60,000 acres throughout British Columbia, Canada.  The Company’s mission is to build a portfolio of viable mining prospects throughout the world and developing them through subsidiaries and JV partners to their full economic potential. North Bay's business plan is based on the Generative Business Model, which is designed to leverage its properties into near-term revenue streams even during the earliest stages of exploration and development. This provides shareholders with multiple opportunities to profit from discoveries while preserving capital and minimizing the risk involved in exploration and development.

The Company has recently filed registration documents with the SEC to become a fully-reporting company.  Once the registration is effective, the Company will then be eligible to have its stock listed on the Over-the-Counter Bulletin Board (OTCBB).

SAFE HARBOR FOR FORWARD LOOKING STATEMENTS

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities and Exchange Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainties. Although North Bay Resources Inc. believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any assumption could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion should not be regarded as a representation by North Bay Resources Inc. or any other person that the objective and plans of North Bay Resources Inc. will be achieved.

Cautionary Note to U.S. Investors -The United States Securities and Exchange Commission permits U.S. mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We use certain terms on our website (or press releases), such as "measured," "indicated," and "inferred" "resources," which the SEC guidelines strictly prohibit U.S. registered companies from including in their filings with the SEC. U.S. Investors are urged to consider closely the disclosure in our Form S-1 and subsequent Form 10-K which may be secured from us, or from our website at http://www.sec.gov/edgar.shtml

Contact:
Perry Leopold, CEO
North Bay Resources Inc.
215-661-1100
http://www.northbayresources.com